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                                                                  EXHIBIT (A)(5)

                         NOTICE OF GUARANTEED DELIVERY

                                       TO

                        Tender of Shares of Common Stock
                       (Including the Associated Rights)

                                       OF

                             Marcam Solutions, Inc.

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $.01 per share (the "Common Stock"), including the associated preferred stock purchase rights issued pursuant to the Amended and Restated Rights Agreement, dated September 18, 1998, as amended through the date hereof, between the Company and BankBoston, N.A., as Rights Agent (the "Rights" and, together with the Common Stock, the "Shares"), of Marcam Solutions, Inc., a Delaware corporation (the "Company"), are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase, dated June 3, 1999 (the "Offer to Purchase").

                        The Depositary for the Offer is:
                             BANKERS TRUST COMPANY

           BY MAIL:                        BY HAND:              BY OVERNIGHT MAIL OR COURIER:
  BT Services Tennessee, Inc.        Bankers Trust Company        BT Services Tennessee, Inc.
      Reorganization Unit       Corporate Trust & Agency Group  Corporate Trust & Agency Group
       P. O. Box 292737           Receipt and Delivery Window         Reorganization Unit
   Nashville, TN 37229-2737      123 Washington St., 1st Floor      648 Grassmere Park Road
                                      New York, NY 10006              Nashville, TN 37211

                             FACSIMILE COPY NUMBER
                       (FOR ELIGIBLE INSTITUTIONS ONLY):
                                 (615) 835-3701

                          FOR CONFIRMATION TELEPHONE:
                                 (615) 835-3572

                           FOR INFORMATION TELEPHONE:
                                 (800) 735-7777
                            ------------------------

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE (AS DEFINED IN THE OFFER TO PURCHASE) AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

     The undersigned hereby tenders to M Merger Sub, Inc., a Delaware corporation ("Offeror"), and a direct wholly owned subsidiary of M Acquisition Corp., a Delaware corporation ("Purchaser"), and an indirect wholly owned subsidiary of Invensys plc, a public limited company organized under the laws of England and Wales ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below, pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase. Each of Offeror and Purchaser is a corporation, newly formed by Parent in connection with the Offer and the transactions contemplated thereby.

Number of Shares: ---------------------------------                               SIGN HERE

Certificate No(s). (if available):                          Name(s) of Record Holders(s):

-----------------------------------------------------       -----------------------------------------------------

-----------------------------------------------------       -----------------------------------------------------
                                                                               (Please Print)

If Shares will be tendered by book-entry transfer:          Addresses: ------------------------------------------
Name of Tendering Institutions                                                   (Zip Code)

                                                            Area Code and Telephone No.:
-----------------------------------------------------

Account No.: ----------------------------------------       -----------------------------------------------------

                                                            Signature(s): ---------------------------------------

                                                            Dated: --------------------------------------- , 1999
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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, as Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depositary Trust
Company, in each case, together with a properly completed and duly executed
Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, and any other documents required by the Letter of Transmittal, all within three Nasdaq National Market trading days after the date hereof.

Name of Firm: ---------------------------------------
                                                            -----------------------------------------------------
                                                                           (Authorized Signature)

Address: --------------------------------------------       Name: -----------------------------------------------

-----------------------------------------------------

-----------------------------------------------------       Title:
                                                            -----------------------------------------------------
                     (Zip Code)

Area Code and Tel. No.: -----------------------------       Date: -----------------------------------------------

DO NOT SEND CERTIFICATES FOR SHARES AND/OR RIGHTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT TOGETHER WITH A LETTER OF TRANSMITTAL.

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